UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 25, 2008

ESPRE SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-51577	68-0576847
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

5700 W. Plano Parkway, Suite 2600 , Plano Texas	75093
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 254-3708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of BG Moore as Chief Financial Officer and Treasurer

On July 25, 2008, the board of directors of Espre Solutions, Inc. (the “Company”) appointed BG Moore as Chief Financial Officer and Treasurer. Mr. Moore served as interim Chief Financial Officer of the Company on a consulting basis since July 1, 2008. Since April 2002, Mr. Moore worked as an independent consultant specializing in SEC reporting, mergers and acquisitions, capital formation, business start-ups, accounting research, technology assessment, and interim management.  Mr. Moore holds an MBA in Finance from Dallas Baptist University and a BBA in Accounting from Baylor University.  Mr. Moore is a Certified Public Accountant, and he is 49 years old. Mr. Moore has no relationship to any of the Company’s officers or directors.

Mr. Moore is paid annual compensation of $187,000 and received an option for 1,000,000 shares exercisable at $.10 per share vesting 200,000 shares on July 25, 2008, and the balance vesting quarterly over the next eight quarters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPRE SOLUTIONS, INC.
Date: July 31, 2008	By:	/s/ Peter Leighton
		Name:	Peter Leighton
		Title:	President